EXHIBIT 99.1
Third Party Reexamination of Javelin Pharmaceuticals’ Phase III Trial Data for Ereska (Intranasal Ketamine) Yields Statistically Significant Primary Endpoint
Company Plans Meeting with FDA to Discuss Next Steps
CAMBRIDGE, Mass., February 11, 2010 (BUSINESS WIRE) — Javelin Pharmaceuticals, Inc. (NYSE Amex: JAV — News) today announced that a reexamination conducted by a third party of pain score measurements from its Phase III study of Ereska™ (intranasal ketamine) showed that top line results for its primary endpoint were statistically significant. Previously, Javelin had reported that the top line results for its primary endpoint were not statistically significant. The previously disclosed top line results, based upon data captured by an external vendor, had inconsistencies whose presence was verified by a third party biostatistics company engaged by Javelin that thoroughly reexamined the trial’s conduct and the initial primary analysis. The third party’s correction of these inaccuracies yielded today’s results. As previously disclosed, global patient satisfaction scores for Ereska were also statistically superior to placebo. All other secondary endpoints, while numerically superior to placebo, did not achieve statistical significance. Ereska, a nonopioid analgesic, was generally well tolerated in the trial. The Company plans to meet with the FDA to review the trial’s results and discuss Ereska’s registration program.
This randomized, multicenter, double-blind, 1:1 placebo-controlled study assessed the safety and analgesic efficacy of repeated doses of Ereska over 6 hours in 259 patients with acute moderate to severe pain following orthopedic surgery.
The predefined primary outcome measure was the summary of pain intensity differences over a 6 hour period after initial drug dosing (SPID-6). The results for SPID-6 (means plus or minus standard errors), as determined by the third party biostatistics firm, were 78.5 + 12.4 for the Ereska group and 47.3 + 12.3 for the placebo group, yielding a P-value of 0.046. (The standard for statistical significance in pivotal clinical trials is a P-value of 0.05 or less.) The initially announced results released in August 2009, which the Company stated at that time would be thoroughly reexamined and could change, showed SPID-6 values of 78.2 + 12 for Ereska and 47.9 + 12.3 for placebo, yielding a P-value of 0.053.
“We continue to believe that Ereska is an attractive drug candidate. Thorough third-party reexamination of the first Ereska Phase III trial has demonstrated that Ereska can provide meaningful pain relief for patients with acute moderate to severe pain following a variety of major orthopedic surgical procedures,” stated Dr. Daniel Carr, Javelin’s President and Chief Medical Officer. “We will now move forward to meet with the FDA to discuss these trial results and the development path for Ereska.”
About the Study
The study’s primary measure of efficacy was the Sum of Pain Intensity Differences over 0-6 hours in patients who received Ereska 30 mg compared to those who received placebo (SPID-6). Pain intensity was recorded postoperatively just before treatment with Ereska or placebo. Pain intensity and pain relief were then recorded at 5, 10, 20, 30, 45 minutes and 1, 2, 3, 4, 5, and 6 hours after initiation of treatment.
Secondary measures of efficacy for the study included pain intensity differences (PID) at each scheduled evaluation time, pain relief at each scheduled evaluation time, the proportion of patients attaining meaningful (at least 30%) reduction in pain intensity, times to perceptible and meaningful pain relief, time to first administration of rescue medication and quantity of rescue medication consumed, and patient global evaluation of treatment.
About Ereska
Ketamine has been widely used for decades with well-recognized safety and effectiveness when given at high doses to induce and maintain general anesthesia. Javelin is developing Ereska, a proprietary formulation of ketamine, for intranasal delivery at doses well below those used for general anesthesia, as an analgesic for acute pain. Ketamine belongs to a nonopioid drug family known as NMDA receptor antagonists that show potential as analgesics when given alone or to augment analgesia from opioids such as morphine. Javelin believes that Ereska may offer a safe, non opioid alternative for the treatment of moderate-to-severe acute pain.
Prior randomized, double-blind, placebo-controlled, phase II clinical studies of Ereska have demonstrated rapid, statistically significant relief of moderate-to-severe acute postoperative pain after dental surgery and in cancer breakthrough pain. These study results have been published in peer-reviewed journals (Christensen et al, Acute Pain 2007; 9: 183-192; and Carr et al, Pain 2004; 108: 17-27), and presented at meetings of the American Society for Clinical Pharmacology and Therapeutics, the American Society of Clinical Oncology, and in a plenary session of the Advanced Technology Application for Combat Casualty Care. The U.S. Department of Defense has supported the development of Ereska as a fast-acting, noninvasive alternative to morphine for treatment of combat-related injuries.
On June 4, 2008, Javelin was awarded a patent in the European Union that extends patent protection for ERESKA into 2023. European Patent No. 1 562 566 B1, entitled: “Analgesic Compositions Comprising NMDA Receptor Antagonists and Benzalkonium Chloride,” offers broad protection in the major EU market countries (G5) as well as in over twenty additional Member States of the European Patent Convention. This new patent is the European counterpart to Javelin’s U.S. Patent No. 7,273,889 that issued in September, 2007.
About Javelin
With corporate headquarters in Cambridge, MA, Javelin applies innovative proprietary technologies to develop new drugs and improved formulations of existing drugs to target unmet and underserved medical needs in the acute pain management market. The Company has one marketed drug in the UK, one filed NDA in the United States and two drug candidates in Phase 3 clinical development. For additional information about Javelin, please visit the Company’s website at http://www.javelinpharmaceuticals.com.
Javelin Pharmaceuticals, Inc. Forward Looking Statement
This news release contains forward-looking statements. Such statements are valid only as of today, and we disclaim any obligation to update this information. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to future outcomes. Forward-looking statements include statements regarding both past and present results for our drug candidate Ereska and its potential future development; potential for FDA to review our filing and approve our NDA for Dyloject, our belief in the strength of the data supporting the NDA for Dyloject, and statements regarding unmet medical needs and Dyloject’s commercial and therapeutic potential. The inclusion of forward-looking statements should not be regarded as a representation by Javelin that its past and future plans will be achieved. Actual results may be materially different from those included in this press release, past press releases and other public filings due to the high degree and inherent risks involved in drug discovery, development and commercialization.

Drug discovery, development and commercialization involve a high degree of risks and uncertainties, including: The materiality of Ereska’s success to Javelin, and uncertainty as to whether Ereska and/or our other US drug candidates Dyloject and Rylomine, will receive regulatory approvals or be successfully commercialized; the potential that the FDA may not review Dyloject’s NDA in a timely fashion, or that the clinical data and other submission materials included in the Company’s NDA for Dyloject may not support our product candidate’s safety and efficacy; that the incidence, frequency and severity of adverse side effects associated with this product candidate may be greater than anticipated, which could significantly delay or prevent its US regulatory approval; that the FDA may require the Company to perform additional non-clinical or clinical studies for any or all of its product candidates; the potential that the FDA may introduce additional requirements that need to be completed before or after regulatory approval of our product candidates; that the Companies manufacturing processes for its product candidates do not meet all regulatory requirements; that our reliance on third parties to conduct clinical trials, regulatory submissions, manufacturing, and other vital elements of our product candidates and development programs and the risk that third party performance, if found to be substandard, could delay or prevent future regulatory submissions, filings and or approvals.
In addition, other factors that might cause additional material differences to our business include, among others; uncertainties related to the ability to attract and retain development and commercialization partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other governmental regulation, our ability to obtain working capital, our ability to successfully develop and commercialize drug candidates, and inherent competition from other pharmaceutical companies.
Forward Looking Statement Regarding the Merger between Javelin Pharmaceuticals, Inc. and Myriad Pharmaceuticals, Inc.
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to: the timing and expected benefits of the proposed merger; Javelin’s product candidate Dyloject, and its potential for FDA approval and the ability to generate future revenues for the combined company; the expected number of shares of Myriad Pharmaceuticals common stock to be issued in the merger, which could increase based on a number of factors, including the timing of FDA approval of Dyloject, if at all, and the exercise of options to purchase Javelin common stock prior to the consummation of the merger; and information related to Myriad Pharmaceuticals’ product candidates. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements.
These risks and uncertainties include, but are not limited to: general business and economic conditions; the failure of the Myriad Pharmaceuticals or Javelin stockholders to approve the merger or the failure of either party to meet any of the other conditions to the closing of the merger; the failure to realize the anticipated benefits from the merger or delay in realization thereof; the difficulty of developing pharmaceutical products, and obtaining regulatory and other approvals; and the uncertainty regarding achieving market acceptance of any products for which regulatory approval is obtained; and other factors discussed under the heading “Risk Factors” in Myriad Pharmaceuticals’ Annual Report on Form 10-K for the year ended June 30, 2009, which has been filed with the SEC, as well as any updates to those risk factors filed from time to time in Myriad Pharmaceuticals’ Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All

information in this press release is as of the date of the release, and Myriad Pharmaceuticals undertakes no duty to update this information unless required by law.
Important Additional Information Will be Filed With the SEC
This press release may be deemed to be solicitation material regarding the proposed merger of Myriad Pharmaceuticals and Javelin. In connection with the proposed merger, Myriad Pharmaceuticals intends to file with the SEC a registration statement on Form S-4, which will include a joint proxy statement/prospectus of Myriad Pharmaceuticals and Javelin and other relevant materials in connection with the proposed merger, and each of Myriad Pharmaceuticals and Javelin intend to file with the SEC other documents regarding the proposed merger. The final joint proxy statement/prospectus will be mailed to the stockholders of Myriad Pharmaceuticals and Javelin. INVESTORS AND SECURITY HOLDERS OF MYRIAD PHARMACEUTICALS AND JAVELIN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT MATERIAL CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MYRIAD PHARMACEUTICALS, JAVELIN AND THE PROPOSED MERGER.
The joint proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Myriad Pharmaceuticals by directing a written request to Myriad Pharmaceuticals, Inc., 320 Wakara Way, Salt Lake City, Utah 84108, Attention: Investor Relations, and by Javelin by directing a written request to Javelin Pharmaceuticals, Inc., 125 Cambridge Park Drive, Cambridge, MA 02140, Attention: Investor Relations.
Myriad Pharmaceuticals, Javelin and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Myriad Pharmaceuticals and Javelin in connection with the proposed merger. Information about the executive officers and directors of Myriad Pharmaceuticals and their ownership of Myriad Pharmaceuticals common stock is set forth in Myriad Pharmaceuticals’ annual report on Form 10-K for the year ended June 30, 2009, filed with the SEC on September 28, 2009. Information regarding Javelin’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 12, 2009, and the proxy statement for Javelin’s 2009 annual meeting of stockholders, filed with the SEC on April 30, 2009.
Certain directors and executive officers of Javelin may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the merger. If and to the extent that any of the Myriad Pharmaceuticals or Javelin participants will receive any additional benefits in connection with the merger, the details of those benefits will be described in the joint proxy statement/prospectus relating to the merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of Myriad Pharmaceuticals, Javelin and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger when it becomes available.
JAV-G
SOURCE: Javelin Pharmaceuticals, Inc.

Javelin Pharmaceuticals, Inc.
Investor Relations & Media
Rick Pierce, 617-349-4500
VP Investor Relations
rpierce@javelinpharma.com